Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-258690) of ironSource Ltd. of our report dated March 30, 2022 relating to the financial statements, which appears in this Form 20-F.

Tel Aviv, Israel	/s/Kesselman & Kesselman
March 30, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Derech Menachem Begin 146 Street, Tel Aviv-Yafo 6492103, Israel,

P.O Box 7187 Tel-Aviv 6107120 Telephone: +972 -3- 7954555, Fax:+972 -3-7954556, www.pwc.com/il